EXHIBIT 99.1
ARCADIA HEALTHCARE ANNOUNCES IMPROVED Q2 RESULTS;
COMMENCES OPERATIONS IN NEW INDIANAPOLIS PHARMACY
•	Q2 Improvement in Gross Margin, EBITDA and SG&A Expenses over Prior Year

•	State-Of-The-Art Facility Initially Targeting Indiana Care Select Clients

•	Continued Focus on SG&A/Overhead Reductions in Core Business
INDIANAPOLIS, INDIANA, November 6, 2008 — Arcadia Resources, Inc. (AMEX: KAD), a leading provider of innovative consumer health care services under the Arcadia HealthCareSM brand, today announced its second quarter fiscal year 2009 results.
Second Quarter Results
The Company reported net revenues of $36.9 million for the quarter ended September 30, 2008, down from net revenues of $38.0 million for the same period a year ago. The Company’s net loss from continuing operations has narrowed by $1.1 million from $4.3 million last year to a net loss of $3.2 million for the current quarter.
The Company’s gross margin improved by 3.6%, to 35.2% of net revenues this most recently completed quarter compared to 31.6% of net revenues for the second quarter of last year. EBITDA from continuing operations for the quarter was a negative $167,000, improved by more than $1.6 million from a negative $1.8 million for the same period a year ago.
SG&A expenses decreased by $400,000 from $14.3 million a year ago to $13.9 million for the quarter ended September 30, 2008.
Year-to-Date Results
The Company reported net revenues of $74.3 million for the six-months ended September 30, 2008, down 2.2% from net revenues of $76.0 million for the same period a year ago. The Company’s net loss from continuing operations has narrowed by $1.4 million from $7.9 million last year to a net loss of $6.5 million for the current period.
The Company’s gross margin improved by 3.2% to 34.9% of net revenues this most recently completed six-months compared to 31.7% of net revenues for the second six-months of last year. EBITDA from continuing operations for the six-months ended September 30, 2008 was a negative $574,000, improved from a negative $2.8 million for the same period a year ago.
Capital Resources and Liquidity
Cash flow from operations was neutral during the six months ended September 30, 2008, compared with the cash used of $8.0 million for the same period a year ago. At the close of the period the Company had $1.8 million in additional line of credit availability, resulting in total cash and availability of $4.1 million, compared to total cash and availability of $4.4 million at June 30, 2008.
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The Company’s average interest-bearing liabilities balance for the quarter was $36.9 million compared to $37.6 million for the same quarter last year. Total interest-bearing liabilities were $37.5 million at September 30, 2008.
Segment Overview
The Company’s Services segment, which includes in-home health care, medical staffing and non-medical staffing, reported net sales of $29.7 million for the second quarter, a $1.5 million decrease from net sales of $31.2 million a year ago. While home care revenues for the second quarter increased approximately 15% over last year, this increase was offset by year-over-year declines in both the per diem medical and travel nurse staffing markets and a $1.9 million decline in second quarter sales to one significant non-medical staffing customer. Gross margins in the Company’s Services segment increased by 3.3% from 26.0% in the second quarter of fiscal year 2008 to 29.3% this fiscal quarter.
Sales in the HHE segment, which includes home health equipment, catalog and internet home health products and durable medical equipment, increased 8.9% to $5.5 million in the second quarter compared to $5.1 million for the same period a year ago. Gross margins in the Company’s HHE segment increased by 1.3% from 64.6% in the second quarter of fiscal year 2008 to 66.3% this fiscal quarter.
Pharmacy revenues, including DailyMed™ and the Company’s proprietary pharmacy management software, remained relatively flat at $1.7 million for the quarter as compared to second quarter for fiscal year 2008. Within the Pharmacy segment revenues, second quarter sales attributed to DailyMed™ increased by 8% over first quarter sales, as the Company expanded its DailyMed™ medication management offerings to additional third party payor sources and as the Company began its focused roll-out to Indiana Medicaid Care Select Patients.
Operational Highlights
•	The Company has opened its new Indianapolis, Indiana DailyMed™ pharmacy and has begun filling prescriptions from this facility.

•	The Company has decided to consolidate its Paducah, Kentucky pharmacy operations into the new Indianapolis pharmacy. Paducah operations are in the process of winding down and the Company expects the closure to be substantially completed by the end of November.

•	The Company is in the process of implementing selective staff reductions in its core business to reduce SG&A expenses. This initiative will be substantially complete by the end of third quarter and the Company expects annualized savings of approximately $1.5 to $2.0 million. Included in this savings are actions being taken in the Company’s HHE Segment to realign its cost structure to respond to the changes in Medicare reimbursement that will go into effect on January 1, 2009.
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Management’s Comments
“Our second quarter results reflect several positive trends for Arcadia,” said Marvin R. Richardson, CEO and President. “With respect to our core business, home care revenues increased approximately 15% over last year and on the pharmacy side, we have seen an 8% quarter over quarter increase in our DailyMed™ medication management revenue. These trends are indicative that Arcadia’s plan to keep a laser focus on its mission of ‘Keeping People At Home and Healthier Longer’ will lead to long-term success and value for the Company and its stakeholders.”
“Our automated, state-of-the-art pharmacy facility located in Indianapolis, Indiana, started dispensing prescriptions on November 3,” continued Richardson. “While this facility will serve a broad array of DailyMed™ customers, the initial focus is serving the increasing population of Indiana Care Select members that will be enrolling in DailyMed™ in the months to come.”
“We are pleased with the cost savings that we have achieved over the last several quarters and the Company remains committed to having a cost structure that enables us to continue on the path of achieving overall profitability,” said Matt Middendorf, Chief Financial Officer. “Second quarter SG&A expenses for our core business decreased by $890,000 from the same period last year, contributing to our overall SG&A expense reduction, even as we have invested in additional infrastructure and employees to support our Pharmacy segment. We will continue to focus on the efficiency of our core business and on careful cash management while we simultaneously grow our Pharmacy business in a disciplined manner.”
Conference Call Information
Arcadia will conduct a conference call and simultaneous Internet webcast to review these financial results on Thursday, November 6, 2008 at 11 a.m. EST.
To access the webcast, visit the Company’s Web site at www.arcadiahealthcare.com approximately 5-10 minutes prior to the start time and click on the webcast link. The webcast can also be accessed on www.investorcalendar.com.
The conference call also may be accessed by telephone by dialing 1-866-524-3160 (for US-based callers) or 1-412-317-6760 (for international callers).
A replay of the webcast will be available approximately one hour after the completion of the call and will be accessible on www.investorcalendar.com for 90 days following the call. A telephone replay will be available by dialing 1-877-344-7529 (for US-based callers) or 1-412-317-0088 (for international callers). For the replay, callers must use the Conference ID number 425023. The telephone replay will be available until November 21, 2008.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Arcadia reports non-GAAP financial results. Arcadia’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Arcadia uses to produce non-GAAP results is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.
About Arcadia HealthCareSM
Arcadia HealthCareSM is a service mark of Arcadia Resources, Inc. (AMEX: KAD — News), and is a leading provider of home health care / medical staffing; respiratory / home health equipment and specialty pharmacy services under its proprietary DailyMed™ program.
DailyMed™ transfers a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time they should be taken. The entire 30-day supply is delivered directly to a patient’s home in a convenient dispensing box - with “peace of mind” a pharmacist has reviewed the entire medication profile for that month’s supply. This consumer product is aimed at reducing medication errors, improving medication compliance and ultimately lowering the cost of care, and is available at www.DailyMedRx.com.
The Company, headquartered in Indianapolis, Indiana, has grown to 97 locations in 21 states and currently services over 50,000 homes annually through its 5,000 full and part-time associates. Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s overall vision of “Keeping People at Home and Healthier Longer.”
The Company’s annual report on Form 10-K for the year ended March 31, 2008, the quarterly report on Form 10-Q for the periods ended June 30, 2008 and September 30, 2008 and the current reports filed from time to time on Form 8-K are available on the Company’s website (http://www.arcadiahealthcare.com) and the SEC website (http://www.sec.gov).
Forward Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are: (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) we may be required to make significant business investments that do not produce offsetting increases in revenue; (iii) we may be unable to execute and implement our growth strategy; (iv) we may be unable to achieve our targeted performance goals for our business segments; and (v) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Contact:
Michelle M. Molin
Executive Vice President & General Counsel
mmolin@arcadiahealthcare.com
317.569.8234 x109
(Financial Tables Attached)

ARCADIA RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	September 30,	March 31,
	2008	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,294	$6,351
Accounts receivable, net of allowance of $3,543 and $5,449, respectively	26,021	24,723
Inventories, net	1,546	1,867
Prepaid expenses and other current assets	2,058	3,101

Total current assets	31,919	36,042
Property and equipment, net	5,017	5,991
Goodwill	33,386	32,836
Acquired intangible assets, net	23,765	24,371
Other assets	267	175

Total assets	$94,354	$99,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit, current portion	$375	$250
Accounts payable	3,414	2,567
Accrued expenses:
Compensation and related taxes	4,148	3,676
Interest	60	97
Other	2,082	1,643
Payable to affiliated agencies	2,789	2,255
Long-term obligations, current portion	462	545
Capital lease obligations, current portion	84	105
Deferred revenue	10	29

Total current liabilities	13,424	11,167
Lines of credit, less current portion	19,665	22,492
Long-term obligations, less current portion	16,880	15,851
Capital lease obligations, less current portion	75	108

Total liabilities	50,044	49,618

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 200,000,000 shares authorized; 134,985,500 shares and 133,113,440 shares issued, respectively	135	133
Additional paid-in capital	130,474	129,442
Accumulated deficit	(86,299)	(79,778)

Total stockholders’ equity	44,310	49,797

Total liabilities and stockholders’ equity	$94,354	$99,415

ARCADIA RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three-Month Period Ended		Six-Month Period Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007
Revenues, net	$36,923	$37,984	$74,308	$75,993
Cost of revenues	23,938	25,992	48,399	51,900

Gross profit	12,985	11,992	25,909	24,093

Selling, general and administrative	13,871	14,342	27,913	28,079
Depreciation and amortization	1,053	936	1,810	1,784

Total operating expenses	14,924	15,278	29,723	29,863

Operating loss	(1,939)	(3,286)	(3,814)	(5,770)

Other expenses:
Interest expense, net	1,054	949	2,010	2,108
Other	44	14	303	14

Total other expenses	1,098	963	2,313	2,122

Loss from continuing operations before income taxes	(3,037)	(4,249)	(6,127)	(7,892)

Current income tax expense	198	7	394	23

Loss from continuing operations	(3,235)	(4,256)	(6,521)	(7,915)

Discontinued operations:
Loss from discontinued operations	—	(2,758)	—	(6,527)
Net loss on disposal	—	(2,160)	—	(2,160)

	—	(4,918)	—	(8,687)

NET LOSS	$(3,235)	$(9,174)	$(6,521)	$(16,602)

Weighted average number of common shares outstanding	133,019,000	123,456,000	132,357,000	119,250,000

Basic and diluted net loss per share:
Loss from continuing operations	(0.02)	(0.03)	(0.05)	(0.07)
Loss from discontinued operations	—	(0.04)	—	(0.07)

Net loss per share	$(0.02)	$(0.07)	$(0.05)	$(0.14)

SUPPLEMENTAL INFORMATION:
EBITDA from Continuing Operations Comparisons
The Company’s EBITDA from continuing operations for the fiscal second quarter 2009 and 2008 periods is presented below (in thousands).

	Three-Month Period
Reconciliation of EBITDA from Continuing Operations to Net Loss from Continuing Operations:	September 30, 2008	September 30, 2007

Net loss from continuing operations	$(3,235)	$(4,256)
Income tax expense	198	7
Interest expense/other	1,098	963
Depreciation and amortization (including depreciation expense in cost of revenues)	1,772	1,520

EBITDA from Continuing Operations	$(167)	$(1,766)

The Company’s EBITDA from continuing operations for the six-month periods ended September 30, 2008 and 2007 is presented below (in thousands).

	Six-Month Period
Reconciliation of EBITDA from Continuing Operations to Net Loss from Continuing Operations:	September 30, 2008	September 30, 2007

Net loss from continuing operations	$(6,521)	$(7,915)
Income tax expense	394	23
Interest expense/other	2,313	2,122
Depreciation and amortization (including depreciation expense in cost of revenues)	3,240	2,974

EBITDA from Continuing Operations	$(574)	$(2,796)

This press release includes presentations of EBITDA, which is commonly used by management and investors as a measure of leverage capacity, debt service and general liquidity, but is not considered as a measure of financial performance under U.S. generally accepted accounting principles (GAAP). EBITDA may not be compatible to similarly titled measures used by other companies. Furthermore, EBITDA loss has been presented in this press release excluding financial information from discontinued operations. EBITDA and financial information with respect to continuing operations are presented as supplemental performance measures and are not intended as an alternative to net income or any other measure calculated in accordance with GAAP.
The above presentation bridges from Net Loss from continuing operations to EBITDA from continuing operations. Management has chosen to present the tables above to enable the reader to more readily understand the Company’s EBITDA measurement due to the requirement to reclassify the depreciation and amortization related to certain revenue-producing fixed assets as a component of the cost of goods sold, while presenting the remainder of depreciation and amortization on the corresponding line of the statement of operations.

ARCADIA RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
The following table is included in order to provide a consistent presentation on a quarterly basis of the recasted Consolidated Statements of Operations for continuing and discontinued operations for the 2008 fiscal year.

	Three Months Ended (Unaudited)				Year ended
	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	March 31, 2008
Revenues, net	$38,009	$37,984	$37,542	$37,447	$150,982
Cost of revenues	25,908	25,992	25,163	24,185	101,248

Gross profit	12,101	11,992	12,379	13,262	49,734

Selling, general and administrative	13,737	14,342	12,680	13,523	54,282
Depreciation and amortization	848	936	884	937	3,605

Total operating expenses	14,585	15,278	13,564	14,460	57,887

Operating loss	(2,484)	(3,286)	(1,185)	(1,198)	(8,153)

Other expenses (income):
Interest expense, net	1,159	949	924	1,285	4,317
Other	—	14	135	(20)	129

Total other expenses	1,159	963	1,059	1,265	4,446

Loss from continuing operations before income taxes	(3,643)	(4,249)	(2,244)	(2,463)	(12,599)

Current income tax expense	16	7	33	479	535

Loss from continuing operations	(3,659)	(4,256)	(2,277)	(2,942)	(13,134)

Discontinued operations:
Loss from discontinued operations	(3,769)	(2,758)	(1,182)	(167)	(7,876)
Net (loss)/gain on disposal	—	(2,160)	(244)	16	(2,388)

	(3,769)	(4,918)	(1,426)	(151)	(10,264)

NET LOSS	$(7,428)	$(9,174)	$(3,703)	$(3,093)	$(23,398)

Weighted average number of common shares outstanding	114,997,000	123,456,000	124,961,000	126,476,000	122,828,000

Basic and diluted net loss per share:
(1) Loss from continuing operations	$(0.03)	$(0.03)	$(0.02)	$(0.02)	$(0.11)
(1) Loss from discontinued operations	(0.04)	(0.04)	(0.01)	(0.00)	(0.08)

Net loss per share	$(0.07)	$(0.07)	$(0.03)	$(0.02)	$(0.19)

(1)	Because of the method used in calculating per share data, the quarterly per share data may not necessarily total to the per share data as computed for the entire year.